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                                                                   Exhibit 10.88

                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT


         THIS AGREEMENT is made effective on February 15, 2001, between UnitedGlobalCom, Inc., a Delaware corporation (the "Corporation"), and Mark L. Schneider, Tina M. Wildes and Carla G. Shankle, as trustees under The Gene W. Schneider 2001 Trust, dated February 12, 2001 (the "Owner").

                                    RECITALS:

         A.    Gene W. Schneider is a valued employee of the Corporation.

         B. The Owner owns certain policies of joint survivor life insurance (collectively the "Policies" and individually a "Policy") on the lives of Gene
W. Schneider and his wife, Louise Schneider (collectively called the "Insureds" and individually called an "Insured"), as shown on Exhibit A attached hereto. The insurance companies issuing the Policies are collectively called the "Insurers" and individually called an "Insurer".

         C. The Corporation wishes the Insured to continue his employment with the Company and, as an inducement thereto, the Company is willing to assist the Owner in the payment of premiums for the Policies as provided in this Agreement.

         D. The parties intend this Agreement to constitute a plan of split dollar life insurance under Revenue Ruling 64-328, 1964-2 C.B. 11 and Revenue Ruling 66-110, 1966-1 C.B. 12. However, the parties also understand it is possible that significant changes may be made in the tax treatment of split dollar life insurance as well as in the federal transfer tax system. If, in fact, changes become effective, this Agreement contemplates that the parties would evaluate those future changes in the tax laws, regulations, and rules and mutually determine what changes, if any, should be considered to this Agreement.

         E. The Company, the Owner, and the Employee intend for the tax consequences of this Agreement to be limited so that (i) the amount of the "deemed" distribution to the Employee from the Company is equal to only the taxable economic benefit of the arrangement from the

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current life insurance protection provided for each such year in which the
Company is not reimbursed for said economic benefit, and (ii) the amount of the "deemed" gift from the Employee to the beneficiaries of the Owner is equal to the economic benefit from the current life insurance protection provided for each such year this split dollar arrangement is in effect.

         THEREFORE, for value received, the parties agree:

         1. PREMIUM PAYMENTS. Until this Agreement is terminated, the Corporation and the Owner shall make payments as provided in this Section.

                  1.1 The Corporation shall timely pay all premiums on each Policy.

                  1.2 Each year the Owner shall contribute to the Corporation an amount equal to the annual economic benefit provided by the Policies and which, but for the payment of that amount by the Owner, would be included in gross income for federal income tax purposes. That annual economic benefit shall be computed in accordance with Revenue Rulings 64-328 and 66-110. The Corporation shall be responsible for computing the amount of the annual economic benefit, and will advise the Owner, at least thirty (30) days prior to the day it expects to be reimbursed, of the amount payable by Owner under this Section.

                  1.3 For purposes of this Agreement, the "Corporation's Interest" in a Policy is an amount equal to the total premiums paid on that Policy from the date of this Agreement to the date as of which the Corporation's Interest is being determined, plus all legal fees incurred and paid by the Corporation in connection with this Agreement, reduced by (i) all contributions made by the Owner to the Corporation under Section 1.2; and (ii) any policy loans, including the accrued interest thereon, which have been used to pay premiums on that Policy.

         2. OWNERSHIP OF THE POLICIES. The Owner is the sole owner and beneficiary of each Policy.

         3. CORPORATION'S RIGHTS. In consideration of the Corporation's payment of premiums as provided in Section 1.1, and as collateral security for the payment of the Corporation's Interest, as provided in this Agreement, the Owner hereby collaterally assigns to the Corporation the following limited rights in each Policy, which shall be the only rights of the Corporation in or

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to each Policy:

                  3.1 The right to receive, upon the surrender of the Policy by the Owner, the cash surrender proceeds up to the amount of the Corporation's Interest in that Policy; and

                  3.2 The right to receive, upon the death of the second-to-die of the Insureds, the net proceeds of the Policy up to the amount of the Corporation's interest in that Policy. To evidence the limited assignment of rights in each Policy by the Owner to the Corporation, as provided in this Section, the Corporation and the Owner shall execute and file with each Insurer a Collateral Assignment of Policy in the form of Exhibits B-1and B-2 attached hereto. The parties agree that benefits under a Policy may be paid by the Insurer either by separate checks to the Corporation and Owner, or by a joint check. In the latter instance, the Owner and the Corporation agree that the benefits shall be divided as provided herein.

         4.    TERMINATION OF THIS AGREEMENT.

                  4.1 EVENTS OF TERMINATION. This Agreement shall terminate as to a Policy upon the happening of any of the following events:

                        (a) The Policy has reached its "Rollout Point". For purposes of this Agreement, the "Rollout Point" of a Policy is that date upon which the Insurer determines that there is sufficient net cash surrender value in the Policy based on i) a gross investment rate of return that is the lesser of ten percent (10%) per annum or the annual rate of return which the Insurer is using at such time in policy illustrations as the "typical", "reasonable" or "normal" investment return, and ii) other current policy assumptions, to fully repay the Corporation the Corporation's Interest in that Policy and to continue the Policy from that date without any further premium payments so that it will endow at approximately the "Adjusted Face Amount" of the Policy upon the thirty-fourth (34th) anniversary of the Policy's issue date. The "Adjusted Face Amount" is $10,147,984 for the Policy with John Hancock and is $19,891,642 for the Policy with Lincoln National. Attached as Exhibit C-1 is a copy of the illustrations which were used by the Board of Directors when it adopted the resolution authorizing this Agreement. Also attached

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hereto as Exhibit C-2 is a copy of the supplemental illustrations of the
Policies which were actually purchased and which were signed by the trustee. Under Exhibits C-1 and C-2, the rollout would occur in 2016 and 2017 for the respective Policies, but there is no assurance that the actual performance of the Policies will be as favorable as the assumptions in Exhibits C-1 and C-2 and it is recognized that Policy performance is not guaranteed;

                        (b) Failure of the Owner to make a contribution to the Corporation as required by Section 1.2;

                        (c) Surrender, lapse, or other termination of the Policy by the Owner;

                        (d) Written notice of termination from the Owner to the Corporation; or

                        (e)   Death of the second-to-die of the Insureds.

Notwithstanding the foregoing, in the event of termination under Section 4.1(b), the Agreement shall not terminate until (i) the Corporation has notified the Owner in writing, by certified mail with return receipt, that it has failed to make the contribution required under Section 1.2, and (ii) fifteen (15) days have elapsed after receipt by the Owner of the notice of failure to make a contribution without the Corporation receiving such contribution from Owner.

                  4.2 RIGHTS UPON TERMINATION. Upon the termination of this Agreement as to any Policy:

                        (a) The obligation of the Corporation to pay premiums on that Policy shall cease; and

                        (b)   If the Agreement terminated under paragraph (e) of
Section 4.1, the Owner shall, immediately upon receipt of the death proceeds of the Policies, pay to the Corporation an amount equal to the Corporation's Interest in the Policies.

                        (c)   If the Agreement terminated under paragraph (a),
(b), (c), or (d) of Section 4.1, the Owner shall, within sixty (60) days after the date of termination, pay to the Corporation an amount equal to the Corporation's Interest in the Policy as to which the termination occurred. If full payment of the Corporation's Interest is not received by the Corporation within that sixty (60) day period, then the remaining amount owed by the Owner to

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the Corporation shall be in default (the "default amount"), and the Owner shall immediately either:

                                   (i)   Pay the default amount to the
Corporation; or

                                   (ii)  Transfer complete ownership of the
Policy as to which the termination occurred to the Corporation in full discharge of the default amount.

         5. THE INSURER. Each Insurer shall be bound only by the provisions of the Policy issued by that Insurer. Any payments made or actions taken by the Insurer in accordance with the Policy shall fully discharge the Insurer from liability. The Insurer shall not be bound by or deemed to have notice of the provisions of this Agreement.

         6. ERISA PROVISIONS. The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                  6.1 NAMED FIDUCIARY. The "named fiduciary" and "plan administrator" is the Corporation.

                  6.2 FUNDING POLICY. The funding policy under this Agreement is that all premiums on the Policy be remitted to the Insurer when due.

                  6.3 BASIS OF PAYMENT OF BENEFITS. Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

                  6.4   CLAIMS PROCEDURE.

                        (a) CLAIM. A person who believes that he or she is being denied a claim for benefits to which he or she is entitled under this Agreement (a "Claimant") may file a written request for such benefit with the Corporation, setting forth the claim. The request must be addressed to the "Claims Manager" of the Corporation at the Corporation's then principal place of business.

                        (b) DECISION ON A CLAIM. If a claim is denied, the Claims Manager shall deliver a written explanation to the Claimant, setting forth: (1) the specific reason or

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reasons for the denial; (2) references to the pertinent provisions of this
Agreement on which the denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why that material or information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (5) the time limit for requesting a review of the claim under Section 6.4(c). The written explanation shall be delivered to the Claimant within ninety (90) days after receipt of the claim by the Corporation.

                        (c) REVIEW OF A DENIED CLAIM. A Claimant shall have sixty (60) days following receipt of the denial of a claim to request a review of the denial. A request for review shall be in writing and addressed to the Claims Manager at the Corporation's then principal place of business. The Claimant may submit pertinent documents and written issues and comments. The Claims Manager shall review the denial of the claim, and shall furnish the Claimant with a decision on review within sixty (60) days after receipt of the Claimant's request for review. The decision on review shall be in writing, shall be written in a manner calculated to be understood by the Claimant, and shall include specific reasons for the decision and specific references to the pertinent provisions of this Agreement on which the decision is based. If the written decision on review is not furnished to the Claimant within the sixty
(60) day period, the claim shall be deemed denied on review.

         7. ASSIGNMENT. The Owner or the Owner's nominee may assign the Owner's rights and obligations under this Agreement with the consent of the Corporation, which consent shall not be unreasonably withheld. The Corporation may assign its rights and obligations under this Agreement with the consent of the Owner or the Owner's nominee, which consent shall not be unreasonably withheld. If a party assigns all of its rights and obligations under this Agreement in accordance with this Section, then the assignee shall be substituted for the assignor as a party under this Agreement.

         8. AMENDMENT. This Agreement may be amended by, but only by, a written instrument signed by each of the parties.

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         9.    BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and the Owner and their respective successors and permitted assigns.

         10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

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         IN WITNESS WHEREOF, the parties have signed this Agreement effective on the date first above written.

                                         "CORPORATION"


                                         UnitedGlobalCom, Inc
                                          a Delaware corporation


                                         By /s/ ELLEN P. SPANGLER
                                            ------------------------------------
                                         Name Ellen P. Spangler
                                         Title Senior Vice President


                                         "OWNER"


                                         /s/ TINA M. WILDES
                                         ---------------------------------------
                                         Tina M. Wildes, as trustee under
                                          The Gene W. Schneider 2001 Trust
                                          dated February 12, 2001


                                         /s/ MARK L. SCHNEIDER
                                         ---------------------------------------
                                         Mark L. Schneider, as trustee under
                                          The Gene W. Schneider 2001 Trust
                                          dated February 12, 2001


                                         /s/ CARLA G. SHANKLE
                                         ---------------------------------------
                                         Carla G. Shankle, as trustee under
                                          The Gene W. Schneider 2001 Trust
                                          dated February 12, 2001

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                                    EXHIBIT A


                     Description of Life Insurance Policies

                John Hancock Life Insurance Policy No. 2006187-5
                Initial Death Benefit - $10,632,392

                Lincoln National Life Insurance Policy No. 4818556 Initial Death Benefit - $21,197,368

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                                   EXHIBIT B-1


                              COLLATERAL ASSIGNMENT
                                   Pursuant to
                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT


         THIS ASSIGNMENT is made on February 15, 2001, by The Gene W. Schneider 2001 Trust, as Assignor, to UnitedGlobalCom, Inc., a Delaware corporation, as Assignee.

         FOR VALUE RECEIVED, the Assignor hereby collaterally assigns to Assignee, its successors and assigns, the following specific rights in and to life insurance policy number 2006187-5 (the "Policy") issued by John Hancock Life Insurance Company (the "Insurer") on the lives of Gene W. Schneider and Louise Schneider (the "Insureds"):

         1. This Assignment is made, and the Policy shall be held, as collateral security for all obligations of the Assignor to Assignee pursuant to that certain Split Dollar Life Insurance Agreement, dated February 15, 2001, between Assignor and Assignee with respect to the Policy (the "Agreement"). This Assignment is subject to all of the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy.

         2. The Assignee shall have the following limited rights in and to the Policy:

                  (a) The right to receive, upon the surrender of the policy by the Assignor, the cash surrender proceeds up to the amount of the Assignee's "Interest in the Policy" (as defined in the Agreement); and

                  (b) The right to receive, upon the death of the second-to-die of the Insureds, the net proceeds of the Policy up to the amount of the Assignee's Interest in the Policy.

                  (c) The Assignee may assign its Interest in the Policy with the consent of Assignor and Assignor's nominee, which consent shall not be unreasonably withheld.

         3. Except as specifically granted in this Collateral Assignment, the Assignor shall retain all incidents of ownership in the Policy, subject to the terms of the Agreement.

         4. The Assignee shall, upon request of the Assignor, forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Assignor.

         5. The Insurer shall be bound only by the provisions of this Collateral Assignment and shall be fully discharged from all liability in effectuating the exercise by the Assignor of any

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incident of ownership over the Policy. The Insurer is not a party to the
Agreement, and shall not be bound by or deemed to have notice of the provisions of the Agreement. Upon surrender of the Policy by the Assignor, or upon the death of the second-to-die of the Insureds, the Insurer is authorized to pay from the proceeds of the Policy such amount as the Assignee certifies in writing it is entitled to under the Agreement, and the receipt of the Assignee for any sums received by it or the receipt of the Assignor for any sums received by it shall fully discharge and release the Insurer from any claims by either party for the sums received. The Insurer need not investigate the validity or amount of any claim by Assignee against the proceeds of the Policy or the application to be made by the Assignee of any proceeds paid by the Insurer to the Assignee pursuant to this Collateral Assignment.

         6. Upon the full payment to the Assignee of the amount of its Interest in the Policy, the Assignee shall release this Collateral Assignment.

         IN WITNESS WHEREOF, the Assignor and Assignee have signed this Collateral Assignment on the date first written above.


                                         "ASSIGNOR"



                                         ---------------------------------------
                                         Tina M. Wildes, as trustee under
                                          The Gene W. Schneider 2001 Trust
                                          dated February 12, 2001


                                         "ASSIGNEE"


                                         UnitedGlobalCom, Inc.,
                                          a Delaware  corporation


                                         By
                                            ------------------------------------
                                         Name
                                         Title

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                                   EXHIBIT B-2


                              COLLATERAL ASSIGNMENT
                                   Pursuant to
                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT


         THIS ASSIGNMENT is made on February 15, 2001, by The Gene W. Schneider 2001 Trust, as Assignor, to UnitedGlobalCom, Inc., a Delaware corporation, as Assignee.

         FOR VALUE RECEIVED, the Assignor hereby collaterally assigns to Assignee, its successors and assigns, the following specific rights in and to life insurance policy number 4818556 (the "Policy") issued by Lincoln National Life Insurance Company (the "Insurer") on the lives of Gene W. Schneider and Louise Schneider (the "Insureds"):

         1. This Assignment is made, and the Policy shall be held, as collateral security for all obligations of the Assignor to Assignee pursuant to that certain Split Dollar Life Insurance Agreement, dated February 15, 2001, between Assignor and Assignee with respect to the Policy (the "Agreement"). This Assignment is subject to all of the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy.

         2. The Assignee shall have the following limited rights in and to the Policy:

                  (a) The right to receive, upon the surrender of the policy by the Assignor, the cash surrender proceeds up to the amount of the Assignee's "Interest in the Policy" (as defined in the Agreement); and

                  (b) The right to receive, upon the death of the second-to-die of the Insureds, the net proceeds of the Policy up to the amount of the Assignee's Interest in the Policy.

                  (c) The Assignee may assign its Interest in the Policy with the consent of Assignor and Assignor's nominee, which consent shall not be unreasonably withheld.

         3. Except as specifically granted in this Collateral Assignment, the Assignor shall retain all incidents of ownership in the Policy, subject to the terms of the Agreement.

         4. The Assignee shall, upon request of the Assignor, forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Assignor.

         5. The Insurer shall be bound only by the provisions of, and endorsements to, the Policy, and this Collateral Assignment, and shall be fully discharged from all liability in effectuating the exercise by the Assignor of any incident of ownership over the Policy. The Insurer is not a party to the Agreement, and shall not be bound by or deemed to have notice of the

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provisions of the Agreement. Upon surrender of the Policy by the Assignor, or upon the death of the second-to-die of the Insureds, the Insurer is authorized to pay from the proceeds of the Policy such amount as the Assignee certifies in writing it is entitled to under the Agreement, and the receipt of the Assignee for any sums received by it or the receipt of the Assignor for any sums received by it shall fully discharge and release the Insurer from any claims by either party for the sums received. The Insurer need not investigate the validity or amount of any claim by Assignee against the proceeds of the Policy or the application to be made by the Assignee of any proceeds paid by the Insurer to the Assignee pursuant to this Collateral Assignment.

         6. Upon the full payment to the Assignee of the amount of its Interest in the Policy, the Assignee shall release this Collateral Assignment.

         IN WITNESS WHEREOF, the Assignor and Assignee have signed this Collateral Assignment on the date first written above.


                                         "ASSIGNOR"



                                         ---------------------------------------
                                         Tina M. Wildes, as trustee under
                                          The Gene W. Schneider 2001 Trust
                                          dated February 12, 2001


                                         "ASSIGNEE"


                                         UnitedGlobalCom, Inc.,
                                          a Delaware  corporation


                                         By
                                            ------------------------------------
                                         Name
                                         Title

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                                   EXHIBIT C-1


                                    [OMITTED]

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                                   EXHIBIT C-2


                                    [OMITTED]